Exhibit 23.6

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement (No. 333-213634) on Form S-1/A of Extraction Oil & Gas, LLC of our report dated August 17, 2015, relating to the statements of revenues and direct operating expenses of properties acquired by Extraction Oil & Gas, LLC from Noble Energy Inc. for the year ended December 31, 2014.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Denver, Colorado

October 3, 2016